UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                    September 27, 2005 (September 26, 2005)

                            Anthracite Capital, Inc.
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             (Exact name of registrant as specified in its charter)


         Maryland                    001-13937                13-397-8906
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(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)          Identification No.)


       40 East 52nd Street, New York, New York                   10022
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       (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code   (212) 810-3333
                                                   -----------------------------

                                      N/A
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

         The information provided in Item 2.03 is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         On September 26, 2005, Anthracite Capital, Inc. (the "Company") completed a private placement of $75.0 million aggregate liquidation amount of preferred securities (the "Preferred Securities"), through a newly formed subsidiary, Anthracite Capital Trust I, a Delaware statutory trust (the "Trust"), to qualified financial institutions. The proceeds will be used to continue to execute the Company's commercial real estate strategies including, for the first time, investments in commercial real estate equity. A copy of the press release announcing this transaction is attached hereto as Exhibit 99.1.

         The Preferred Securities were issued by the Trust pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement") among the Company, as depositor, Wells Fargo Bank, National Association, as property trustee, Wells Fargo Delaware Trust Company, as Delaware trustee and three administrative trustees, each of whom is an officer of the Company. The Trust also issued $2,380,000 aggregate liquidation amount of common securities (the "Common Securities") pursuant to the Trust Agreement and sold the Common Securities to the Company. The Trust used the proceeds from the sale of the Preferred Securities and the Common Securities to purchase $77,380,000 million aggregate principal amount of junior subordinated notes due 2035 of the Company (the "Junior Subordinated Notes") issued pursuant to a Junior Subordinated Indenture, dated as of September 26, 2005 (the "Indenture") between the Company and Wells Fargo Bank, National Association, as trustee (the "Trustee").

         The Preferred Securities require quarterly distributions at a fixed rate of 7.497% through the interest payment date in October 2015 and at a variable rate of LIBOR plus 2.9% thereafter. Distributions are cumulative and accrue from the date of original issuance. The Preferred Securities mature on October 30, 2035, but may be redeemed beginning on October 30, 2010 if the Company exercises its right to redeem the Junior Subordinated Notes as described below. Interest accrues from the date of original issuance.

         The Junior Subordinated Notes mature on October 30, 2035, but the Company may redeem the Junior Subordinated Notes, in whole or in part, at par beginning on October 30, 2010, and may redeem them earlier than such date following the occurrence of a Special Event, as defined in the Indenture. The Trust will be required to redeem a like amount of the Preferred Securities if the Partnership exercises its right to redeem all or a portion of the Junior Subordinated Notes.

         Either the Trustee or the holders of at least 25% of the aggregate principal amount of the outstanding Junior Subordinated Notes may declare the principal amount of, and all accrued interest on, all the Junior Subordinated Notes to be due and payable immediately, or if the holders of the Junior Subordinated Notes fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the Preferred Securities outstanding shall have a right to make such declaration, if an Event of Default occurs. Any holder of the Preferred Securities has the right, upon the occurrence of an Event of Default, to institute suit directly against the Company for enforcement of payment to such holder of principal of and any premium and interest, including additional interest, on the Junior Subordinated Notes having a principal amount equal to the aggregate liquidation amount of the Preferred Securities held by such holder.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ANTHRACITE CAPITAL, INC.


                                             By: /s/ James J. Lillis
                                                 -------------------------------
                                             Name:  James J. Lillis
                                             Title: Chief Financial Officer

                                             Dated: September 27, 2005

                            ANTHRACITE CAPITAL, INC.
                           CURRENT REPORT ON FORM 8-K
              Report dated September 27, 2005 (September 26, 2005)


EXHIBIT INDEX

Exhibit No.      Description

Exhibit 99.1     Press Release of Anthracite Capital, Inc., dated September 26,
                 2005.